SUBSCRIPTION FOR UNITS

TO:             Trans-Orient Petroleum Ltd. (the “Corporation”)

Dated for Reference November 28, 2006

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION

1.	Complete the information required on pages 1 and 2 with respect to subscription amounts and registration and delivery particulars.
2.	Complete the applicable forms (the “Forms”) at the end of this Agreement:
(a) Subscribers resident in Canada, complete and execute Schedule I – Representation Letter For Accredited Investors (Schedule II if the Subscriber is Canadian and not accredited);
(b)

Subscribers who are U.S. Persons or who were offered the Units in the United States, must be “accredited investors” within the meaning assigned in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act, and must complete and sign Schedule III – Certificate of U.S. Purchaser.

3.

Return this Agreement and all Schedules to Trans-Orient at 1407-1050 Burrard Street, Vancouver, B.C. V6Z 2S3 with a certified cheque, money order or bank draft in US dollars drawn on a Canadian chartered bank and made payable to Trans-Orient Petroleum Ltd. in the amount of the applicable subscription funds, or in such other manner as may be acceptable to Trans-Orient.

Trans-Orient Wiring Instructions:

US DOLLAR ACCOUNT	SWIFT NO: BOFMCAM2
ACCOUNT NO.: 4661-213
BANK: Bank of Montreal	TRANSIT NO.: 0004
BANK ADDRESS: 595 Burrard Street
Vancouver, B.C., Canada

The undersigned ( the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) set forth below for the aggregate subscription amount set forth below (the “Aggregate Subscription Amount”), representing a subscription price of US$1.00 per Unit, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Units of Trans-Orient Petroleum Corp.” attached hereto (together with the first two pages and the attached Schedules, the “Subscription Agreement”). Each Unit consists of one common share of the Corporation (a “Common Share”) and one half of one common share purchase warrant (a “Warrant”), each whole Warrant (two half warrants) entitles the holder to acquire one common share of the Corporation (the “Warrant Shares”) at a price of US$1.35 per share for a period of eighteen months following the Closing Date (as hereinafter defined), subject to the right of the Corporation to accelerate the expiry of the Warrants upon the occurrence of certain stated events described herein. The Units, the Common Shares, the Warrants and the Warrant Shares are referred to herein as the “Securities”.

___________________________________________	Number of Units: _______________________________
(Name of Subscriber – please print)

By: ________________________________________
(Authorized Signature)	Aggregate Subscription Amount: __________________

_____________________________________________

Official Capacity or Title - please print)

If the Subscriber is signing as agent for a principal and is not deemed to be acting as principal pursuant If the Subscriber is signing as agent for a principal and is not deemed to be acting as principal pursuant to National Instrument 45-106, complete the following and, if applicable, ensure that Schedule I is completed on behalf of such principal:

____________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

____________________________________________	____________________________________________
(Subscriber’s Address)	(Name of Principal)
____________________________________________
____________________________________________
____________________________________________	(Principal’s Address) (E-mail Address)

Register the Units as set forth below:	Deliver the Units as set forth below:
____________________________________________	____________________________________________
(Name)	(Name)

____________________________________________	____________________________________________
(Account reference, if applicable)	(Account reference, if applicable)

____________________________________________	____________________________________________
(Address)	(Contact Name)

____________________________________________	____________________________________________
(Address)

____________________________________________

ACCEPTANCE:                       The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement this .._________________ day of ___________________________, 2006.

TRANS-ORIENT PETROLUEM LTD.

By: _______________________________________

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS OF TRANS-ORIENT PETROLEUM LTD.

Terms of the Offering

1.                     The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection by the Corporation in whole or in part. The parties agree that this Subscription, and all money tendered by the Subscriber will be returned to the Subscriber, without interest or deduction, if this Subscription is not accepted by the Corporation. The Closing Date (as defined herein) is targeted to occur on or about December 29th, 2006 and closings may occur from time to time in tranches. This offering may be revoked by the Issuer at any time without notice. There is no minimum or maximum aggregate offering size although there is a targeted size of 6,000,000 Units.

2.                     The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Offering will not in any way restrict the Corporation from issuing additional securities of the Corporation at prices, on terms and in amounts as may be determined by the Corporation, in its sole and absolute discretion.

3.                     The Corporation may increase or decrease the targeted size of the Offering in its sole discretion. Each Unit will consist of one Common Share and one half of one Warrant, with each whole Warrant (two half warrants) entitling the holder to purchase a further Common Share for a period of eighteen months from the Closing Date, at a price of US$1.35, subject to the right of the Corporation to accelerate the expiry as provided for below. The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares, the payment of stock dividends and the amalgamation of the Corporation.

4.                     The Subscriber agrees that if the closing price of the Common Shares of the Corporation on the OTC Bulletin Board is equal to or greater than US$1.75 for 10 or more consecutive trading days, the Corporation shall have the right to accelerate the expiry of the Warrants. In order to exercise this right, the Corporation shall provide written notice to the holder of the Warrant at the address shown on the register of Warrant holders to be maintained by the Corporation, stating the new date that the Warrants will expire. The Corporation shall mail the notice by prepaid, regular mail not later than 30 calendar days before the new expiry date of the Warrants.

Representations and Warranties of the Corporation

5.                     The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)           The Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue each of the Securities to the Subscriber;

(b)           This Subscription Agreement, when accepted by the Corporation, will constitute a binding obligation of the Corporation enforceable in accordance with its terms;

(c)           The execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Securities, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

(d)           The Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.

Acknowledgements, Representations, Warranties and Covenants of the Subscriber

6.                     The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Offering, of which this Subscription Agreement forms a part, is not subject to a minimum subscription level and as such, upon acceptance by the Corporation, subscription funds are immediately available for use by the Corporation. The Subscriber further acknowledges that the Corporation may complete additional financings in the future which may have a dilutive effect on existing shareholders at such time, including a Subscriber hereunder.

7.                     The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation that:

(a)           it has been independently advised as to the restrictions with respect to trading in the Securities imposed by applicable securities legislation, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Unit, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, and it agrees that any certificates representing the Securities may bear the following legends indicating that the resale of such securities is restricted;

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [that date that is 4 months and a day after the Closing Date]( Subscribers who are US persons will have an additional legend placed on their shares see Schedule III)

(b)           it has not received or been provided with, nor has it requested, nor does it have any need to receive, any prospectus or offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Units; and

(c)           it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Units; and

(d)           it has relied solely upon information publicly available on SEDAR relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation and it does not have knowledge of any material fact about the Corporation that has not been publicly disclosed; and

(e)           unless it is purchasing under subparagraph 7(f), (g), (h) or (j), it is purchasing the Units as principal for its own account, it is purchasing such Units for investment only and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Units, it is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)           if it is resident in Canada, it is an “accredited investor”, as such term is defined in National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”), other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, and has concurrently executed and delivered a Representation Letter in the form attached as Schedule I to this Subscription Agreement, and has initialled in Appendix “A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(ii)           if it is resident in a jurisdiction of Canada other than Ontario or Saskatchewan, it is qualified for the “Family, Friends and Business Associates” exemption under NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached as Schedule II to this Subscription Agreement, and has initialled therein indicating that the Subscriber satisfies one of the categories of “family, friends and business associates” set forth in such exemption; or

(iii)           it has an aggregate acquisition cost of the Units purchased by it of not less than $150,000 and it is not a company established solely to acquire the Units, or, if it was so established, each shareholder of the company is an individual who has contributed at least $150,000 for the purpose of the investment by the company in the Units, and each such person is acting for his or her account; or

(iv)           if it is a resident of Canada but not purchasing under paragraphs 7(e)(i), (ii), or (iii),it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation may request; and

(f)           if it is not purchasing as principal, it is duly authorized to enter into this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities, the identity of each beneficial purchaser of Units for whom it may be acting, it and each beneficial purchaser is resident in the jurisdiction set out as the “Subscriber’s Address”; and

(g)           if it is acting as agent for one or more disclosed principals, each of which principals is purchasing as a principal for its own account for investment only and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities and each of which principals complies with one or more of the criteria set forth in subparagraphs 7(e)(i), (e)(ii); and

(h)           if it is not a resident of Canada, it is purchasing pursuant to an exemption from prospectus and registration requirements available to it under applicable securities legislation and shall deliver to the Corporation such further particulars of the exemption(s), the Subscriber’s qualifications thereunder and such evidence of compliance with all such matters as the Corporation may request and the delivery of this Subscription Agreement, the acceptance hereof by the Corporation and the issuance of the Units to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement; and

(i)           it acknowledges that:

(i)           no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units; and

(ii)           there in no government or other insurance covering the Units; and

(iii)           there are risks associated with the purchase of the Units; and

(iv)           there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling any of the Securities; and

(v)           the Corporation or its agent has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Units through a person or company registered to sell securities under the Securities Act of British Columbia and, as a consequence of acquiring the Units pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(j)           if it is a resident in the United Kingdom, it is a person of the kind described in Article 19 of the Financial Services Act, 2000 (Financial Promotion) Order 2001, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(k)           it is aware that none of the Securities have been nor will be registered under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration; and

(l)           Unless the Subscriber has executed and delivered to the Corporation herewith the certifications set forth in the Certificate of U.S. Person attached hereto as Schedule III, the Subscriber represents and warrants that:

(i)           the Subscriber is not a “U.S. Person” (as defined in Regulation S, the definition of which includes, but is not limited to, a natural person resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account or benefit of any person in any jurisdiction set out in the name and address of the Subscriber below;

(ii)           the Subscriber was outside the United States at the time of execution and delivery of this Subscription Agreement within the meaning of Regulation S;

(iii)           no offers to sell the Units to the Subscriber were made by any person to the Subscriber while the Subscriber was in the United States;

(iv)           the Subscriber understands that the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities;

(v)           the Subscriber will not engage in any directed selling efforts (as defined by Regulation S under the U.S. Securities Act) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Securities;

(vi)           the Subscriber acknowledges that any person who exercises a Warrant will be required to provide to the Corporation either:

(A)           written certification that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of; a U.S. Person; or

(B)           with certification that it is an “accredited investor”, as defined in Rule 501(a) of Regulation D, as of the date of exercise; or

(C)           a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Warrants and the Warrant Shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder; and

(m)           it undertakes and agrees that it will not offer or sell any of the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell any of the Securities in any jurisdiction, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(n)           if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained; and

(o)           if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(p)           this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(q)           in the case of a subscription by it for Units acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(r)           it acknowledges that no representation has been made to it: (i) as to the future value or price of the Units; (ii) that any person will resell or repurchase the Units; or; (iii) that any person will refund the purchase price of the Units; and

(s)           it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment; and

(t)           it understands that the Units are being offered for sale only on a “private placement” basis and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or the preparation of an offering memorandum in prescribed form or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum in prescribed form and that certain protections, rights and remedies provided by applicable securities legislation, in connection with the filing of a prospectus may not be available to the Subscriber; and

(u)           if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Units as may be required, including, without limitation:

(i)           in the case of a Subscriber resident in Canada who is an accredited investor , a representation letter in the form attached as Schedule I;

(ii)           in the case of a Subscriber resident in Canada who is not an accredited investor, a representation letter in the form attached as Schedule II; and

(iii)           in the case of a Subscriber resident in the United States, a certificate in the form attached as Schedule III; and

(v)           the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(w)           the funds representing the Aggregate Subscription Amount which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription

Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) and to the best of the Subscriber’s knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(x)           the Corporation’s counsel, Lang Michener LLP, is acting solely for the Corporation and in connection with the Offering and the Subscriber may not rely upon either such counsel in any respect. The Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Units and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for the purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(y)           the information provided by the Subscriber under the heading “Information Regarding The Subscriber” is true and correct in all material respects and will be true and correct as of the Closing Date; and

(z)           it does not act jointly or in concert with any other Subscriber under the Offering for the purposes of the acquisition of the Units; and

(aa)         it will not resell the Common Shares or the Warrants, except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(bb)         the delivery of this subscription, the acceptance hereof by the Corporation and the issuance of the Common Shares and the Warrants to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence and domicile and will not cause the Corporation or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement; and

(cc)          the Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Subscriber; that if such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture; and

(dd)         the Subscriber is capable of assessing the proposed investment as a result of the Subscriber’s financial experience or as a result of advice received from a registered person other than the Corporation or any affiliates thereof.

Closing

8.                     The Subscriber agrees to deliver to the Corporation at 1407-1050 Burrard Street, Vancouver, B.C. V6Z 2S3, not later than 5:00 p.m. (Vancouver time) on the day that is two business days before the Closing Date: (a) this duly completed and executed Subscription Agreement, including all applicable Schedules hereto and Appendices thereto; and (c) a certified cheque, bank draft or bank wire PAYABLE TO TRANS-ORIENT PETROLEUM LTD. for the Aggregate Subscription Amount subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation.

9.                     The sale of the Units pursuant to this Subscription Agreement will be completed through the offices of Lang Michener LLP, the Corporation’s counsel, in Vancouver, British Columbia at such time (the “Closing Time”) on date as the Corporation may determine (the “Closing Date”). At the Closing Time, the completed Subscription Agreement, and the Aggregate Subscription Amount against delivery by the Corporation of the certificates representing the Common Shares and the Warrants will be exchanged.

10.                     The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

Privacy Legislation

11.                     The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

(a)           for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)           for use and disclosure to the Corporation’s transfer agent and registrar;

(c)           for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d)           disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e)           disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f)           disclosure to professional advisers of the Corporation or the Underwriter in connection with the performance of their professional services;

(g)           disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h)           disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(i)           for use and disclosure as otherwise required or permitted by law.

12.                     The Subscriber further acknowledges that the Ontario Securities Commission collects personal information in forms submitted to it by the Corporation, including information about the Subscriber, the Subscriber’s address and contact information, and the Subscriber’s subscription. The Subscriber acknowledges that the Ontario Securities Commission is entitled to collect the information under authority granted to it under Ontario securities legislation for the purpose of administration and enforcement of the securities legislation in Ontario. The Subscriber acknowledges that it may obtain information regarding the collection of this information by contacting the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3682, Facsimile: (416) 593 8252. The Subscriber consents to the collection of personal information by the Ontario Securities Commission.

General

13.                     The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Units. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur which are caused or arise from an inaccuracy or breach thereof and reliance thereon. The Subscriber undertakes to immediately notify the Corporation at Trans-Orient Petroleum Ltd., 1407 – 1050 Burrard Street, Vancouver, British Columbia, V6Z 2S3, Attention: Garth Johnson, (Fax Number: (604) 682-1174) of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

14.                     The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

15.                     The Subscriber acknowledges that this Subscription Agreement is subject to rejection or allotment, in whole or in part, by the Corporation. It is understood and agreed that this Subscription Agreement and all monies tendered herewith shall be returned to the Subscriber, without interest or deduction, at the address of the Subscriber set out on the face page hereof if this Subscription Agreement is not accepted.

16.                     The Subscriber acknowledges that upon a subscription being accepted by the Corporation, the Corporation will, subject to the terms and conditions set out herein, issue to the Subscriber certificates evidencing the Subscriber’s ownership of the Common Shares and the Warrants.

17.                     The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

18.                     The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia. Time shall be of the essence hereof.

19.                     Neither party to this Subscription Agreement may assign all or part of its interest in or to this Subscription Agreement without the consent in writing of the other party hereto.

20.                     This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

21.                     The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

22.                     In this Subscription Agreement (including attachments), references to “$” or “US$” are to United States dollars.

SCHEDULE I

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:                     Trans-Orient Petroleum Ltd. (the “Corporation”)

In connection with the purchase of units in the capital of the Corporation (“Units”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule I), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.

The Subscriber is purchasing the Units as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled “Properties and Registration Exemptions” (“NI 45-106”);

2.	The Subscriber is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

3.	Upon execution of this Schedule I by the Subscriber, this Schedule I shall be incorporated into and form a part of the Subscription Agreement.

Dated: _________________________, 2006.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: EACH INVESTOR PLEASE INITIAL APPENDIX “A” ON THE NEXT PAGE NEXT TO
THE CORRECT CATEGORY OF EXEMPTION APPLICABLE TO IT

APPENDIX “A”
TO SCHEDULE 1

Accredited Investor - (defined in NI 45-106) means:

[ ]	(a)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[ ]	(b)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(c)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

[ ]	(d)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[ ]	(e)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(f)	a Canadian financial institution, or a Schedule III bank;

[ ]	(g)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]	(h)

a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(i)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(j)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

[ ]	(k)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(l)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(m)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(n)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(o)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii)	a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]	(p)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(q)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(r)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]	(s)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(t)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

[ ]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

[ ]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)	an accredited investor; or

(ii)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

For the purposes hereof:

(a)           “Canadian financial institution” means

(i)           an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)           a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)           “control person” has the meaning ascribed to that term in securities legislation except Ontario where “control person” means any person that holds or is one of a combination of persons that hold

(i)           a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)           more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)           “eligibility adviser” means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)           “executive officer” means, for an issuer, an individual who is

(i)           a chair, vice-chair or president,

(ii)           a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)           an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)           performing a policy-making function in respect of the issuer;

(e)           “financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)           “founder” means, in respect of an issuer, a person who,

(i)           acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)           at the time of the trade is actively involved in the business of the issuer;

(g)           “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)           “investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(i)           “person” includes (i) an individual,

(ii)           a corporation,

(iii)           a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)           an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(j)           “related liabilities” means

(i)           liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)           liabilities that are secured by financial assets.

(k)           “spouse” means, an individual who,

(i)           is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)           is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)           in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)           “subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.                     An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.                     A person (first person) is considered to control another person (second person) if

(a)           the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)           the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)           the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars

SCHEDULE II

REPRESENTATION LETTER

(FOR FAMILY, FRIENDS AND BUSINESS ASSOCIATES)

TO:                     Trans-Orient Petroleum Ltd. (the “Corporation”)

In connection with the purchase of units of the Corporation (“Units”) by the undersigned subscriber, or if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Schedule II), the Subscriber hereby represents, warrants, covenants and ratifies to the Corporation that:

1.	The Subscriber is resident in or is subject to the laws of a Province of Canada other than Ontario;

2.	The Subscriber is purchasing the Units as principal for its own account;

3.	It is (please initial):

___	(a)	a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation; or

___	(b)	a spouse, parent, grandparent, brother, sister or child of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation; or

___	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Corporation or of an affiliate of the Corporation; or

___	(d)	a close personal friend of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation, the details of whose relationship is as follows; or

Length of Relationship

Details of Relationship

___	(e)	a close business associate of a founder, director, executive officer or control person of the Corporation, or of an affiliate of the Corporation, the details of whose relationship is as follows; or

Length of Relationship

Prior Business Dealings

Details of Relationship

___	(f)

a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

___	(g)

a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (e) (and in the case of paragraphs (d) or (e), the following information is provided):

Length of Relationship

Prior Business Dealings (if applicable)

Details of Relationship

4.           The Subscriber represents and warrants that it is not resident in Saskatchewan.

5.           For the purposes hereof, words and phrases used in this representation letter and which are defined in NI 45-106 shall have the meaning ascribed thereto in NI 45-106.

6.           Upon execution of this Schedule II by the Subscriber, this Schedule II shall be incorporated into and form a part of the Subscription Agreement.

Dated: _______________________, 2006.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

SCHEDULE III

CERTIFICATE OF U.S. PERSON

This form must be completed by United States Subscribers.

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The Subscriber covenants, represents and warrants Trans-Orient Petroleum Ltd. (the “Corporation”) that:

(a)           it understands that the Units, the Common Shares, the Warrants and the Warrant Common Shares (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D and accordingly, the Units, the Common Shares, the Warrants and the Warrant Shares will, upon issuance, be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act;

(b)           it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, as such terms are used in Regulation D, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)           it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities and acknowledges that it is solely responsible for determining the tax consequences to its investment in the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Corporation will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(d)           it understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(e)           it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [IF A WARRANT, INSERT: AND THE SECURITIES ISSUED UPON THE EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE

EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION.”

In addition to the foregoing legend, the Common Shares and any Warrant Shares will bear the following legend:

“THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE CORPORATION IS A “FOREIGN ISSUER” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, UPON DELIVERY OF THIS CERTIFICATE, AN EXECUTED DECLARATION AND, IF REQUESTED BY THE CORPORATION OR THE TRANSFER AGENT, AN OPINION OF COUNSEL OF RECOGNIZED STANDING, EACH IN FORM SATISFACTORY TO THE TRANSFER AGENT OF THE CORPORATION AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”;

If the securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Corporation is a “foreign issuer” as defined in Regulation S at the time of sale, the legends set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation, in substantially the forms set forth as Appendix A to Schedule V hereto (or in such other forms as the Corporation may prescribe from time to time) and, if requested by the Corporation or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Common Shares, Warrants or Warrant Shares, if any, are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f)           it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(g)           if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Units is the address listed on the signature page of the Subscription Agreement.

(h)           it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(i)           the Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(j)           it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(k)           if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

(i)           the sale is to the Corporation;

(ii)           the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)           the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)           the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of clauses (iii) or (iv) above, it has prior to such sale furnished to the Corporation an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation;

(l)           it understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to the following effect in addition to the legend stated in clause (e) of above

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN THEM UNDER REGULATION S PROMULGATED PURSUANT TO THE U.S. SECURITIES ACT”

(m)           it understands that any person who exercises any Warrants to acquire Warrant Shares will be required to provide to the Corporation one of the following:

a.

(A) a written certification that the holder (I) at the time of the exercise of the Warrants is not in the United States; (II) is not a U.S. Person and is not exercising the Warrants on behalf of a U.S. Person; and (III) did not execute or deliver the exercise form for the Warrants in the United States; and (B) if requested by the Corporation or the Corporation’s transfer agent, an opinion of counsel of recognized standing, in form and substance satisfactory to the Corporation's transfer agent and the Corporation, to the effect that an exclusion from the registration requirements of the U.S. Securities Act is available for the issue of the Warrant Shares;

b.

(A) a written certification that the holder (I) purchased Units directly from the Corporation for its own account pursuant to a written subscription agreement for the purchase of the Units; (II) is exercising the Warrants solely for its own account; (III) was an Accredited Investor, both on the date the Units were purchased from the Corporation and on the date of the exercise of the Warrants; and (B) if requested by the Corporation or the Corporation’s transfer agent, an opinion of counsel of recognized standing, in form and substance satisfactory to the Corporation's transfer agent and the Corporation, to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issue of the Warrant Shares; or

c.

a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issue of the Warrant Shares.

(n)           it understands that the Corporation is under no obligation to remain a “foreign issuer” (as defined in Regulation S) and may not be a “foreign issuer” at a time when the Subscriber wishes to transfer the Units, the Common Shares, the Warrants or Warrant Shares, in any;

(o)           it understands that the Corporation is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities in the United States; and

(p)           it is an “accredited investor” as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

_______	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_______	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

_______	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

_______	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

_______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_______	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_______	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_______	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

_______	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000; or

_______	Category 12.	A director, executive officer or general partner of the Corporation; or

_______	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

_______	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_______	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY UNITED STATES SUBSCRIBERS NEED TO COMPLETE AND SIGN

___________________________________________________________
Date

___________________________________________________________
Duly authorized signatory for Subscriber

___________________________________________________________
(Print name of Subscriber)

Appendix “A” to Schedule III CERTIFICATE OF U.S. PERSON

Form of Declaration for Removal of Legend

TO: _______Registrar and transfer agent for the shares of TRANS-ORIENT PETROLEUM LTD. (the “Corporation”).

The undersigned (A) acknowledges that the sale of the securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________ 2006_.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)